Loan No.: 1700020088
Property: Town & Country Shopping Center
Searcy, Arkansas


FIXED RATE NOTE


$2,865,000                     September 23, 1997


         FOR VALUE RECEIVED, CONCORD MILESTONE PLUS, L.P., a Delaware limited partnership (hereinafter referred to as "Maker"), promises to pay to the order of WESTCO REAL ESTATE FINANCE CORP., a California corporation, its successors and assigns (hereinafter referred to as "Payee"), at the office of Payee or its agent, designee, or assignee at 1 Park Plaza, Suite 430, Irvine, California
92614, or at such place as Payee or its agent, designee, or assignee may from time to time designate in writing, the principal sum of TWO MILLION EIGHT HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS ($2,865,000), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) at all times prior to the occurrence of an Event of Default (as defined in the Mortgage (hereinafter defined)), and to be paid in installments as follows:

         (1) A payment of interest only on the date hereof for the period from the date of funding through September 30, 1997, both inclusive;

         (2) A constant payment of $21,640.09, on the first day of November, 1997, and on the first day of each calendar month thereafter up to and including the first day of September, 2007;

and the balance of said principal sum, together with accrued and unpaid interest and any other amounts due under this Note shall be due and payable on the first day of October, 2007, or upon earlier maturity hereof whether by acceleration or otherwise (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on a year of three hundred sixty (360) days and a month of thirty (30) days but charged for the actual number of days elapsed. Payments under this Note shall be applied first, to the payment of interest and other costs and charges due in connection with this Note or the Debt (as hereinafter defined), as Payee may determine in its sole discretion, and the balance shall be applied toward the reduction of the principal sum. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

1. Interest Rate. The term "Applicable Interest Rate" means from the date of this Note through and including the Maturity Date, a rate of Eight and One Hundred Twenty-Five

One  Thousandths percent (8.125%) per annum.

         2.       Security.

                  (a) This Note is secured by, and Payee is entitled to the benefits of, the Mortgage, the Assignment of Leases and Rents, the Environmental Liabilities Agreement, and the other Loan Documents (hereinafter defined). The term "Mortgage" means the Mortgage, Deed of Trust and Security Agreement dated the date hereof given by Maker for the use and benefit of Payee covering the estate of Maker in certain premises as more particularly described therein (the "Mortgaged Property"). The term "Assignment" means the Assignment of Leases and Rents of even date herewith executed by Maker in favor of Payee. The term "Environmental Agreement" means the Environmental Liabilities Agreement of even date herewith executed by Maker in favor of Payee. The term "Loan Documents" refers collectively to this Note, the Mortgage, the Assignment, the Environmental Agreement and any and all other documents executed in connection with this Note or now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note or pertains to indebtedness evidenced by this Note.

                  (b) This Note is also secured by, and Payee is entitled to the benefits of, the Loan Documents, as such term is defined in a Fixed Rate Note dated concurrently herewith executed by Maker in favor of Payee in the original principal amount of $5,400,000 evidencing a loan secured in part by a mortgage encumbering property commonly known as Green Valley Mall located in Green Valley, Arizona, as such property is more particularly described in such Loan Documents.

                  (c) This Note is also secured by, and Payee is entitled to the benefits of, the Loan Documents, as such term is defined in a Fixed Rate Note dated concurrently herewith executed by Maker in favor of Payee in the original principal amount of $8,445,000 evidencing a loan secured in part by a mortgage encumbering property commonly known as Old Orchard Shopping Center located in Santa Clarita (Valencia), California, as such property is more particularly described in such Loan Documents.

         3. Grace Period; Late Payments. If any installment payable under this Note (including the final monthly installment due on the Maturity Date but excluding the balance of the unpaid principal due thereon) is not received by Payee within ten (10) days after the date on which it is due (without regard to any applicable cure and/or notice period), Maker shall pay to Payee upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents. The term "Debt" means, collectively, (i) the unpaid principal balance of and the accrued but unpaid interest on this Note,
(ii) all other sums due, payable or reimbursable to Payee under the Loan Documents (including, without limitation, sums due or payable by Maker for deposit into the Tax and Insurance Escrow Fund [as defined in the Mortgage], the Replacement Escrow Fund [as defined in the Mortgage], and any other escrows established or required under the Loan

Documents), and (iii) any and all other liabilities and obligations of Maker under this Note or the other Loan Documents.

         4. Remedies Generally. So long as an Event of Default exists, Payee may, at its option, without notice or demand to Maker except as may be required under applicable law, declare the Debt immediately due and payable. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Maker arising from or related to the Loan Documents, Maker also agrees to pay to Payee on demand all costs of collection or defense incurred by Payee, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

         5. Default Interest. Upon the occurrence of an Event of Default Maker shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents until such default is cured at the rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the greater of (i) three percent (3%) plus the Applicable Interest Rate or (ii) four percent (4%) plus the Prime Rate (hereinafter defined), in effect at the time of the occurrence of the Event of Default (the "Default Rate"). The term "Prime Rate" means the prime rate reported by Citibank, N.A. In the event that Citibank, N.A. should cease or temporarily interrupt publication, the term "Prime Rate" shall mean the daily average prime rate published in The Wall Street Journal or business section of another newspaper of national standing and general circulation chosen by Payee. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Payee shall select a comparable interest rate index which is readily available and verifiable to Maker but is beyond Payee's control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money determined by Payee to be sufficient to cure the Event of Default. Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

         6. Lock-Out Period;  Prepayment  Terms.  The principal  balance of this
Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the first day of the Sixth Loan Year (as hereinafter defined). During the Sixth Loan Year or at anytime thereafter, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds), on any scheduled payment date under this Note upon not less than thirty (30) days' prior written notice to Payee specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date") and upon payment of (a) interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, (b) all other sums then due under this Note, and the other Loan Documents, and (c) a prepayment consideration in an amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment, or (ii) the present value as of the

Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of principal being prepaid. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Payee shall select a comparable publication to determine the Treasury Rate.) Payee shall notify Maker of the amount and the basis of determination of the required prepayment consideration. Notwithstanding the foregoing, Maker shall have the additional privilege to prepay the entire principal balance of this Note (together with any other sums constituting the Debt) on any scheduled payment date during the six (6) months preceding the Maturity Date without any fee or consideration for such privilege. If any such notice of prepayment is given, the principal balance of this Note and the other sums required under this paragraph shall be due and payable on the Prepayment Date. Payee shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the prepayment consideration due in connection therewith. The term "Loan Year" for purposes of this paragraph means each complete 365-day period (366 days in a leap year) after the first scheduled payment date set forth in section 2 on page 1 of this Note.

         7. Post-Default Payment of Entire Debt: Prepayments Resulting From Casualty or Condemnation. If following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Mortgaged Property, either through foreclosure or the exercise of the other remedies available to Payee under the Mortgage, such tender by Maker shall be deemed to be a voluntary prepayment under this Note in the amount tendered. If at the time of such tender, prepayment of the principal balance of this Note is not permitted, Maker shall, in addition to the entire Debt, also pay to Payee a sum equal to the interest which would have accrued on the principal balance of this Note at the Applicable Interest Rate in effect on the date which is five (5) days prior to the date of prepayment, from the date of such tender to the first day of the period during which prepayment of the principal balance of this Note would have been permitted, together with a prepayment consideration equal to the prepayment consideration which would have been payable as of the first day of the period during which prepayment would have been permitted. If at the time of such tender, prepayment of the principal balance of this Note is permitted, Maker shall, in addition to the entire Debt, also pay to Payee the applicable prepayment consideration specified in this Note. If the prepayment results from the application to the Debt of the casualty or condemnation proceeds from the Mortgaged Property, no prepayment consideration will be imposed. Partial prepayments of principal resulting from the application of casualty or insurance proceeds to the Debt shall not change the amounts of subsequent monthly installments nor change the dates on which such installments are due, unless Payee shall otherwise agree in writing.

8. Usury Savings Provisions. It is expressly stipulated and agreed to be the intent of

Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or if Payee's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker within sixty (60) days after such determination), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the indebtedness evidenced hereby for so long as such indebtedness remains outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         9. Waivers. Except as specifically provided in the Loan Documents, Maker and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Maker and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance of further collateral, (iii) the release of any existing collateral for the payment of this Note, (iv) to any and all renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and/or (v) that additional makers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note or any endorser or guarantor hereof even though the Maker or such endorser or guarantor is not a party to such agreement.

         10. No Impairment of Remedies. Failure of Payee to exercise any of the options granted herein to Payee upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Payee at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Payee.

         11.    Non-Recourse    Provisions;    Exceptions    to    Non-Recourse.
Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications below, Payee and Maker agree that:

                  (A) Except as hereinafter provided in this Section 11, no judgment in the nature of a deficiency judgment for the payment of the indebtedness or interest thereon or the collection of any amount due under the Loan Documents will be enforced personally against Maker, its general partner or any of its or their officers, directors, principals or shareholders except to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Maker under the Loan Documents (collectively with the Mortgaged Property, the "Security Property"), provided, however, in the event (i) of fraud or material misrepresentation by Maker or guarantors in connection with the loan evidenced by this Note, or (ii) the first full monthly payment on the Note is not paid when due, the limitation on recourse set forth in this section (A) will be null and void and completely inapplicable, and this Note shall be with full recourse to Maker and its general partner;

                  (B) if a default occurs in the timely and proper payment of all or any part of the Debt, any judicial proceedings brought by Payee against Maker and/or its general partner shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker or its general partner, or its or their officers, directors, principals or shareholders other than the Security Property, except with respect to the liability described below in this section; and

                  (C) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of the Debt, no judgment for any deficiency upon the Debt shall be sought or obtained by Payee against Maker or its general partner, or its or their officers, directors, principals or shareholders, except with respect to the liability described below in this section (C); provided that, notwithstanding the foregoing provisions of this section, nothing contained therein shall in any manner or way release, affect or impair the right of Payee to recover, from Maker and its general partner any loss, cost, expense, damage, claim or other obligation

         (including without limitation reasonable attorneys' fees and court costs) incurred or suffered by Payee arising out of or in connection with the following:

         (1) any breach of the Environmental Agreement, including the indemnification provisions contained therein;

         (2) Maker's failure to obtain Payee's prior written consent to (a) any subordinate financing or any other encumbrance on the Mortgaged Property, or (b) any transfer of the Mortgaged Property or majority ownership in Maker in violation of the Mortgage;

         (3) any litigation or other legal proceeding related to the Debt that delays or impairs Payee's ability to preserve, enforce or foreclose its lien on the Security Property, including, but not limited to, the filing of a voluntary or involuntary petition concerning Maker under the U.S. Bankruptcy Code, in which action a claim, counterclaim, or defense is asserted against Payee, other than any litigation or other legal proceeding in which a final, non-appealable judgment for money damages or injunctive relief is entered against Payee;

         (4) Maker's failure to pay required taxes, assessments, and insurance premiums payable with respect to the Mortgaged Property or to maintain the required escrows therefor, to the extent that monies are not paid by Maker in escrow for the payment of such amounts, except for any amounts applicable to the period after foreclosure of Payee's lien on the Mortgaged Property, or the delivery by Maker of a deed to the Mortgaged Property in lieu of foreclosure (which deed has been accepted by Payee in writing), or the appointment of a receiver for the Mortgaged Property;

         (5) the gross negligence or willful misconduct of Maker, its agents, affiliates, officers or employees which causes or results in a diminution, or loss of value, of the Security Property that is not reimbursed by insurance or which gross negligence or willful misconduct exposes Payee to claims, liability or costs of defense in any litigation or other legal proceeding;

         (6) the seizure or forfeiture of the Security Property, or any portion thereof, or Payee's interest therein, resulting from criminal wrongdoing by any person or entity other than Payee under any federal, state or local law;

(7) (a) any physical waste of the Mortgaged Property caused by the intentional or grossly negligent act(s) or omission(s) of Maker, its agents, affiliates, officers and employees, (b) the failure by Maker to maintain, repair or restore any part of the Mortgaged Property as may be required by the Mortgage or any of the other Loan Documents to the extent of all gross revenues that have been generated by the Mortgaged Property following the date which is eighteen (18) months' prior to notice to Maker from Payee of such failure to maintain, repair or restore any part of the Mortgaged Property and that have not been applied to pay any portion of the Debt, reasonable and customary operating expenses and capital expenditures for the Mortgaged Property paid to third parties not affiliated (directly or indirectly) with Maker, taxes and insurance premiums for the Mortgaged Property and escrows deposited with Payee, or (c) the removal or disposal of any portion of the Mortgaged Property after an Event of Default under the Loan Documents to the extent such Mortgaged Property is not replaced by Maker with like property of equivalent value, function and design;

         (8) Maker's misapplication or conversion of any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property and any awards or amounts received in connection with the condemnation of all or a portion of the Mortgaged Property and not used by Maker for restoration or repair of the Mortgaged Property;

         (9) Maker's failure to pay in accordance with the terms of the Mortgage any charges for labor or materials or other charges for work performed or materials furnished prior to foreclosure that can create liens on any portion of the Mortgaged Property, to the extent of the amount rightfully claimed by the lien claimant, or found in any legal proceeding to be owed to the lien claimant, and not so paid;

         (10) Maker's failure to deliver any security deposits collected with respect to the Mortgaged Property to Payee or any other party entitled to receive such security deposits under the Loan Documents, following an Event of Default; and

         (11) any rents (including advanced or prepaid rents), issues, profits, accounts or other amounts generated by or related to the Mortgaged Property attributable to, or accruing after an Event of Default, which amounts were collected by Maker or its property manager and not turned over to the Payee or used to pay unaffiliated third parties for reasonable and customary operating expenses and capital expenditures for the Mortgaged Property, and taxes and insurance premiums with respect to the Mortgaged Property.

         12. References to Loan Documents. References to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (a) be deemed to be a release or impairment of the Debt or the lien of the Loan Documents upon the Mortgaged Property, or (b) preclude Payee from foreclosing under the Loan Documents in case of any default or from enforcing any of the other rights of Payee, including naming Maker as a party defendant in any action or suit for foreclosure and sale under the Mortgage, or obtaining the appointment of a receiver, except as stated in this section, or
(c) limit or impair in any way whatsoever the Guaranty (the "Guaranty") of even date executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Guaranty.

         13. No Waiver of Lender's Rights in Bankruptcy. Nothing herein shall be deemed to be a waiver of any right which Payee may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Loan Documents or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with this Note and the other Loan Documents.

         14. Maker's Authority; Loan for Business Purposes. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Maker. Maker further represents that the loan evidenced by the Loan Documents was made for business or commercial purposes and not for personal, family or household use.

         15. Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Mortgage, directed to the parties at their respective addresses as provided therein.

         16. Transfer of Loan by Payee. Payee shall have the unrestricted right at any time or from time to time to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein. Maker shall execute, acknowledge and deliver any and all instruments requested by Payee to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Payee hereunder.

         17. Waiver of Trial by Jury. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN PAYEE AND MAKER;
(B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN

KNOWINGLY AND VOLUNTARILY BY MAKER, PAYEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

         18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE APPLICABILITY OF ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE
CONTROLLING.

         MAKER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL,
(A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ORANGE COUNTY, CALIFORNIA,
(C) SUBMITS TO THE  JURISDICTION  OF SUCH COURTS,  AND (D) TO THE FULLEST EXTENT
PERMITTED BY LAW, AGREES THAT MAKER WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). MAKER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO MAKER AT THE ADDRESS FOR NOTICES AS PROVIDED IN THE MORTGAGE, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY
LAW).

         19. No Oral Modification. THE PROVISIONS OF THIS NOTE AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE MAKER AND PAYEE. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

         20. Due on Sale/Due on Encumbrance. Payment of the indebtedness evidenced by this Note may be accelerated in the event that Maker transfers or encumbers the Mortgaged Property in violation of Section 12 of the Deed of Trust.

                            (Signature page follows)

         Executed as of the day and year first above written.

MAKER:

CONCORD MILESTONE PLUS, L.P.,
a Delaware limited partnership

By:      CM PLUS CORPORATION,
         a Delaware corporation,
         Its General Partner

         By:
                  Name:
                  Title:

                                LEGAL DESCRIPTION

                        (For informational purposes only)

The land situated in the State of Arkansas, County of White and described as follows:

PARCEL A

Commencing at an iron pipe at the intersection of the Southeast line of Survey Number 2312 and the South line of Race Avenue; Thence North 89 degrees 54 minutes 23 seconds East 737.11 feet along the South line of Race Avenue to a found concrete monument; Thence continue along the South line of Race Avenue North 89 degrees 59 minutes 37 seconds East 306.00 feet to a found iron pin for the pointy of beginning; Thence continue North 89 degrees 59 minutes 37 seconds East 60.00 feet along the South line of Race Avenue to a found iron pin; Thence South 00 degrees 05 minutes 42 seconds East 188.00 feet to a found iron pin; Thence North 89 degrees 59 minutes 37 seconds East 158.74 feet to a found iron pin on the Westerly right-of-way of Frontage Road; Thence South 45 degrees 03 minutes 24 seconds East 102.88 feet along said Westerly right-of-way of Frontage Road to a found iron pin; Thence South 00 degrees 06 minutes 42 seconds East
273.84 feet to a found iron pin; Thence South 32 degrees 05 minutes 06 seconds East 48.07 feet to a found iron pin; Thence North 89 degrees 54 minutes 54 seconds East 65.00 feet to a found iron pin on the Westerly right-of-way of Frontage Road; Thence South 06 degrees 34 minutes 32 seconds West 60.41 feet along said Westerly right-of-way; Thence South 89 degrees 54 minutes 54 seconds West 115.0 feet; Thence South 18 degrees 04 minutes 12 seconds West 39.26 feet; Thence South 04 degrees 54 minutes 54 seconds West 112.0 feet; Thence South 14 degrees 35 minutes 06 seconds East 94.0 feet; Thence South 29 degrees 35 minutes 06 seconds East 140.0 feet; Thence South 20 degrees 05 minutes 06 seconds East
48.0 to a found iron pin;  Thence  South 89  degrees 54 minutes 54 seconds  West
307.89 feet to a found railroad spike; Thence North 00 degrees 06 minutes 42 seconds West 126.00 feet to a found railroad spike; Thence South 89 degrees 54 minutes 54 seconds West 345.00 feet to a found iron pin; Thence North 00 degrees 04 minutes 37 seconds West 367.08 feet along the East line of a tract recorded in Volume 377, Page 359 of the White County Deed Records to a found 2 inch pipe set in concrete; Thence North 00 degrees 04 minutes 46 seconds West 49.95 feet along the East line of a street to a found 2 inch pipe set in concrete; Thence North 00 degrees 05 minutes 42 seconds West 299.93 feet along the East line of a tract recorded in Volume 360, Page 145 of the White County Deed Records to a found iron pin; Thence North 89 degrees 59 minutes 37 seconds East 200.00 feet to a found iron pin; Thence continue North 89 degrees 59 minutes 37 seconds East
106.00 feet to a found iron pin;

Thence North 00 degrees 05 minutes 42 seconds West 200.00 feet to a found iron pin which is the point of beginning, containing 10.787 acres more or less, subject to all easements of record.

PARCEL B

Appurtenant easements for roadways, walkways, ingress and egress, parking, and loading and unloading of commercial and other vehicles created by that certain agreement entitled "Easements With Covenants and Restrictions Affecting Land
(ECR)" dated May 16, 1984 by and between Wal-Mart Properties, Inc., and Bramalea Limited filed for record on July 24, 1984, and recorded in Misc. Book 102 at Page 419.

Property Address:          Town & Country Shopping Center
                           U.S. Highway 67/167
                           at East Race Avenue
                           Searcy, Arkansas 72143